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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

June 24, 2019

Board of Directors

Kerluxe, Inc.

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated April 16, 2019, with respect to the balance sheet of Kerluxe, Inc. as of December 31, 2018 and the related statements of operations, stockholders’ equity/(deficit) and cash flows for the inception period from November 13, 2018 (inception) through December 31, 2018 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

Aurora, Colorado

June 24, 2019

1A-11-2